Exhibit 1.1

7,500,000 Trust Units

MV OIL TRUST

UNDERWRITING AGREEMENT

St. Petersburg, Florida
January 18, 2007

Raymond James & Associates, Inc.

As Representative of the Several Underwriters

listed on Schedule I hereto

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

MV Partners, LLC, a Kansas limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 7,500,000 units of beneficial interest (the “Trust Units”) in MV Oil Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”).  The aggregate of 7,500,000 Trust Units to be purchased from the Company are called the “Firm Units.”  In addition, certain unitholders named in Schedule II hereto (the “Selling Unitholders”), severally and not jointly, have agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 1,125,000 Trust Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any.  The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.”  Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Units from the Company.

1.             Registration Statement and Prospectus.  The Trust and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1 (File No. 333-136609), including a prospectus subject to completion, relating to the Units.  Such registration statement, as amended, including the financial statements, exhibits, annexes and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.”  The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.”  If the Company files another registration statement with the Commission to register a portion of the Units pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-136609) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act.  The prospectus subject to completion dated January 2, 2006 in the form included in the Registration Statement is referred to in this Agreement as the “Preliminary Prospectus.”  For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or the Trust or used or referred to by the Company or the Trust in connection with the offering of the Units.  “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto as being included in the Time of Sale Information, and the information set out in Schedule IV hereto.  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  “Effective Date” means each date and time as of which any Registration Statement was or is declared effective by the Commission.  “Time of Sale” means 9:30 a.m., St. Petersburg, Florida time, on January 19, 2007.

2.             Agreements to Sell and Purchase.  The Company hereby agrees to sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $18.70 per Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

Each Selling Unitholder hereby agrees, severally and not jointly, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of each such Selling Unitholder herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from each Selling Unitholder at the purchase price per Unit up to that number of Additional Units set forth opposite the name of such Selling Unitholder in Schedule II hereto.  The purchase and sale of the Additional Units shall be made pro rata among the Selling Unitholders.  The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units.  If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units.  The option to purchase Additional Units may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

3.             Terms of Public Offering.  The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

4.             Delivery of the Units and Payment Therefor.  Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas at 10:00 a.m., St. Petersburg, Florida time, on January 24, 2006 or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on February 7, 2006 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The place of closing for the Firm Units and the Closing Date may be varied by agreement between the Representative and the Company.  The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Baker Botts, L.L.P., 910 Louisiana, Houston, Texas at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Selling Unitholders, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Units.  Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Units are to be registered.  The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement between the Representative and the Selling Unitholders.

Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price therefore by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company or the Selling Unitholders, as the case may be.  Payment for the Firm Units sold by the Company hereunder shall be delivered by the Representative to the Company.  Payment for the Additional Units sold by the Selling Unitholders hereunder, if any, shall be delivered by the Representative to the Selling Unitholders.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase.  Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each of the Company and the Selling Unitholders hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Units to be sold by the Company or the Selling Unitholders, respectively, to the several Underwriters, or otherwise in connection with the performance of the Company’s or such Selling Unitholder’s respective obligations hereunder.

5.             Covenants and Agreements.

5.1           Of the Company.  The Company covenants and agrees with the several Underwriters as follows:

(a)           The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(h) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.  The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

(b)           The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)           The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives be required by the Act or requested by the Commission.

(d)           The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain your consent prior to filing any of those with the Commission, which consent shall not be unreasonably withheld or delayed.

(e)           The Company will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without your prior consent, which consent shall not be unreasonably withheld or delayed.

(f)            The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document (if required to be filed pursuant to the Act) and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)           Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus.  Consistent with the provisions of Section 5.1(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(h)           As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Units, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request.  The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer.  If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i)            If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Representative and the other Underwriters, other than defaulting Underwriters, for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Representative or the other Underwriters) reasonably incurred by the Representative or the other Underwriters in connection herewith.

(j)            The Company will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(k)           For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) (collectively, a “Disposition”) any Trust Units, or other securities of the Trust, or other securities that are derived from the Subject Interests (as defined in the Conveyance, which is defined in Section 6.1(m) of this Agreement) that are substantially similar to the Trust Units, or securities convertible into or exchangeable for Trust Units, or sell or grant options, rights or warrants with respect to any Trust Units or securities convertible into or exchangeable for Trust Units (collectively, “Trust Securities”), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Trust Units, whether any such transaction is to be settled by delivery of Trust Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Trust Securities or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters; notwithstanding the foregoing if (x) during the last 17 days of the Lock-Up Period, the Trust issues a release concerning distributable cash or announces material news or a material event relating to the Trust occurs or (y) prior to the expiration of the Lock-Up Period, the Trust announces that it will release distributable cash results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5.1(k) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing.

(l)            The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(m)          The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Trust Units to facilitate the sale or resale of any of the Units in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), the Act or other applicable law.

(n)           On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Units to be sold by the Company to the Underwriters hereunder will have been fully paid for by the Company and all laws imposing such taxes will have been fully complied with.

(o)           In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, the Company shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

(p)           Not more than five days following the Closing Date, the Company will file the Conveyance and that certain Second Amendment to the Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement to be granted by the Company, as mortgagor, in favor of Bank of America, N.A., as agent, in the counties in Kansas and Colorado covering the leases covered by the Conveyance.  The Company will provide to the Underwriters evidence of such filings reasonably satisfactory to counsel for the Underwriters as promptly as practicable following the time of such filings, and in any event not more than fifteen business days following the Closing Date.

(q)           Not more than five days following the Closing Date, the Company will file (i) a UCC-1 financing statement in Topeka, Kansas giving notice of the security interest created by the Conveyance, that certain Assignment of Hedge Proceeds to be entered into between the Company and the Trustee and that certain Pledge and Security Agreement to be entered into among the Company, the Selling Unitholders and Bank of America, N.A., as administrative agent, and (ii) a UCC-1 financing statement in Denver, Colorado giving notice of the security interest created by the Conveyance.  The Company will provide to the Underwriters evidence of such filings reasonably satisfactory to counsel for the Underwriters as promptly as practicable following the time of such filings, and in any event not more than five business days following the Closing Date.

5.2           Of the Trust.  The Bank of New York Trust Company, N.A. (as successor to JP Morgan Chase Bank, N.A.), as trustee of the Trust (the “Trustee”), on behalf of the Trust, covenants and agrees with the several Underwriters as follows:

(a)           The Trustee will cause the Trust to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject.  In the event that the qualification of the Units in any jurisdiction is suspended, the Trustee shall so advise you promptly in writing.  The Trustee will use its reasonable best efforts to qualify or register the Trust Units for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will use its reasonable best efforts to cause the Trust to comply with such Blue Sky laws and to continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

(b)           The Trustee will cause the Trust to timely file with the New York Stock Exchange (the “NYSE”) all documents and notices required by the NYSE of trusts that have or will issue securities that are traded on the NYSE.

(c)           The Trustee will cause the Trust to engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its organization or the rules of any national securities exchange on which the Trust Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Trust Units.

(d)           The Trustee will cause the Trust to make generally available to holders of the Trust Units a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(e)           The Trustee will cause the Trust to furnish to holders of the Trust Units as soon as practicable after the end of each fiscal year an annual report (including financial statements of the Trust certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to holders of the Trust Units summary financial information of the Trust for such quarter in reasonable detail.

(f)            During the period ending three years from the date hereof, the Trustee will cause the Trust to furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Trust mailed to unitholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or the NYSE or any national securities exchange and (ii) from time to time such other information concerning the Trust as you may reasonably request.  For purposes of this Section 5.2(f), the Trust shall be deemed to have furnished the required information if such document has been filed on EDGAR.

5.3           Of Each Selling Unitholder. Each Selling Unitholder covenants and agrees, severally and not jointly, with the several Underwriters as follows:

(a)           During the Lock-Up Period, not to, directly or indirectly, (i) make any Disposition of any Trust Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Trust Units, whether any such transaction is to be settled by delivery of Trust Units or other securities, in cash or otherwise, (iii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such Selling Unitholder has or may have hereafter to require the Trust to register under the Act such Selling Unitholder’s sale, transfer or other disposition of any of the Trust Units or other Trust Securities held by such Selling Unitholder, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Trust under the Act, including under the Registration Statement, during the Lock-Up Period or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters; notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Trust issues a release concerning distributable cash or announces material news or a material event relating to the Trust occurs or (y) prior to the expiration of the Lock-Up Period, the Trust announces that it will release distributable cash results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5.3(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing.  Notwithstanding the foregoing, the restrictions contained in this Section 5.3(a) shall not apply to the Additional Units being offered in the Prospectus.  In addition, this Section 5.3(a) shall not restrict or prohibit the undersigned from pledging or otherwise granting a security interest with respect to any Trust Securities held by the undersigned pursuant to that certain Credit Agreement, dated of even date herewith, among the Company, MV Energy, LLC, VAP-I, LLC and Bank of America, N.A.

(b)           Such Selling Unitholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date or the Additional Closing Date, as the case may be, and will advise the Underwriters prior to the Additional Closing Date if any statements to be made on behalf of such Selling Unitholder in the certificate contemplated by Section 9 hereof would be inaccurate if made as of the Additional Closing Date.

(c)           On the Additional Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Additional Units to be sold by such Selling Unitholder to the Underwriters hereunder, if any, will have been fully paid for by such Selling Unitholder and all laws imposing such taxes will have been fully complied with.

(d)           In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Code, and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Unitholder shall deliver to you at least two days prior to the Additional Closing Date, if any, a properly completed and executed United States Treasury Department Substitute Form W-9.

(e)           At any time prior to the Closing Date or the Additional Closing Date, as the case may be, if there is any change in the information referred to in Section 6.2(e) hereof, such Selling Unitholder will immediately notify the Representative of such change.

6.             Representations and Warranties.

6.1           Of the Company.  The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)           Neither the Company nor the Trust was at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company, the Trust or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Trust Units, is not on the date hereof and will not be on the Closing Date and the Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405).

(b)           The Registration Statement conformed on the Effective Date and will conform on each of the Closing Date and the Additional Closing Date, as the case may be, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Act.  The Preliminary Prospectus conformed, when filed, and the Prospectus will conform, when filed, with the Commission pursuant to Rule 424(b) and on the Closing Date and the Additional Closing Date, as the case may be, to the requirements of the Act.

(c)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(d)           The Prospectus will not, as of its date and on the Closing Date or the Additional Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(e)           The Time of Sale Information, all considered together, did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f)            Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided that no representation or warranty is made as to information contained in or omitted from an Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act.  The Company has not made any offer relating to the Trust Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Trust Units will not be required to be filed pursuant to the Act.

(h)           The Company is a limited liability company duly organized and validly existing as a limited liability company in good standing under the laws of the State of Kansas with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company (a “Material Adverse Effect”).  As of the date hereof, the Company does not, and as of the Closing Date and the Additional Closing Date, if any, the Company will not, have any subsidiaries (it being acknowledged and agreed that for purposes of this Agreement, the Trust shall not be considered to be a subsidiary of the Company).

(i)            The Trust is duly organized and validly existing as a statutory trust in good standing under the laws of the State of Delaware with full power and authority to own its properties as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto).

(j)            There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or to which the Company or any of its properties, including the Subject Interests, are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened against or involving the Company, which might individually or in the aggregate prevent or materially adversely affect the transactions contemplated by this Agreement or would have a material adverse effect on the Net Profits Interest (as defined in the Conveyance) or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any reasonable basis for any such action, suit, inquiry, proceeding or investigation.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act.  All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought.  The Company has not received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

(k)           The Company is not (i) in violation of (A) its organizational documents or agreements, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company is a party or by which any of its properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(l)            Each of this Agreement and the trust agreement (the “Organizational Trust Agreement”) by and among the Company, the Trustee, and Wilmington Trust Company, as Delaware trustee of the Trust (the “Delaware Trustee”), has been duly authorized, executed and delivered by the Company; each of the amended and restated trust agreement (the “Trust Agreement”) by and among the Company, the Trustee and the Delaware Trustee; and the administrative services agreement (the “Administrative Services Agreement”) between the Company and the Trust, each in the form to be in effect as of the Closing Date, has been duly authorized and will be duly executed and delivered by the Company as of the Closing Date; and the Organizational Trust Agreement constitutes, and each of the Trust Agreement and the Administrative Services Agreement when duly executed and delivered by the Company and the other parties thereto will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought.  The holders of the Trust Units are entitled to the benefits of the Trust Agreement.

(m)          The Conveyance of Net Profits Interest (the “Conveyance”) by and between the Company and the Trust has been duly authorized and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company to the Trust will constitute valid and binding agreements of the Company enforceable against the Company in accordance with its terms, except as the enforceability of each may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought; the form of the Conveyance complies with the laws of each of the states in which such Conveyance is to be recorded or filed, including all applicable recording, filing and registration laws and regulations, and is adequate and sufficient to transfer title to the Net Profits Interest to the Trust; the recording of the Conveyance in the real property records in each county where the Subject Interests are located is sufficient to impart notice of the contents thereof, and all subsequent purchasers or creditors of the Company will be deemed to purchase with notice of and subject to such Net Profits Interest; prior to the Closing Date, the Company will have made or transmitted for filing all necessary recordings and filings of the Conveyance; the Conveyance and the Net Profits Interest conform in all material respects to the descriptions thereof in the Prospectus; the Net Profits Interest described in the Prospectus is described in the Conveyance in a manner sufficient to identify the interests conveyed under the laws of the State of Kansas; and on the Closing Date 11,500,000 Trust Units shall have been issued by the Trust to the Company in consideration for the conveyance by the Company to the Trust of the Net Profits Interest pursuant to the Conveyance; on the Closing Date and the Additional Closing Date, as the case may be, 11,500,000 Trust Units will be issued and outstanding.

(n)           The Trust Units have been duly authorized for issuance by the Trust, and, when duly issued and delivered to the Company in accordance with the Trust Agreement, the Trust Units will be duly and validly issued and outstanding, fully paid and nonassessable and are free of any preemptive or similar rights, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Trust Agreement and enforceable in accordance with their terms, except as the enforceability of each may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought.  The Trust Units, when issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus.

(o)           On the Closing Date, the Company will have good and valid title to the Trust Units to be sold by the Company hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever, and the Company has full power and authority to sell, assign, transfer and deliver such Trust Units hereunder; and, upon the delivery of such Trust Units and payment therefor pursuant hereto, good and valid title to such Trust Units, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(p)           All consents, approvals, authorizations and orders necessary for the transfer of the Net Profits Interest to the Trust as described in the Prospectus have been obtained and such transfer has not had the effect of creating, and there does not exist, any lien, claim, encumbrance or equity of any kind in favor of any person with respect to any of the Net Profits Interest except (i) to the extent such rights have been validly waived in writing or (ii) to the extent such liens, claims, encumbrances or equities, which, if asserted or exercised, would not have a material adverse effect on the value of the Trust Units.

(q)           None of (i) the formation of the Trust by the execution and delivery of the Organizational Trust Agreement, (ii) the transfer of the Net Profits Interest by the Company to the Trust by the execution and delivery of the Conveyance, (iii) the sale of the Firm Units by the Company or (iv) the execution, delivery or performance of this Agreement, the Organizational Trust Agreement, the Trust Agreement, the Administrative Services Agreement and the Conveyance by the Company and the Trust nor the consummation by the Company and the Trust of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Units under the Act, the listing of the Units for trading on the NYSE, the registration of the Trust Units under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD’s clearance of the underwriting terms of the offering contemplated hereby as required under the NASD’s Rules of Fair Practice), (B) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of organization or operating agreement or any agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties may be bound, (C) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its properties or (D) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or requires the consent of any other party to, any Existing Instrument, except as disclosed in the Prospectus and except for such consents, approvals, authorizations, orders, registrations, filings, conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(r)            Except as described in the Time of Sale Information and the Prospectus, the Company has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding no options to purchase, or warrants to subscribe for, or securities or obligations convertible into, or contracts or commitments to issue or sell, any Trust Units or any such warrants, convertible securities or obligations.

(s)           Grant Thornton LLP, the certified public accountants who have certified the financial statements of the Company, the Trust and the Underlying Properties (as defined in the Conveyance) (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(t)            The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company, the Trust and the Underlying Properties on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company.  The pro forma financial statements together with related notes thereto included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein.  Additionally, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  No other financial statements or schedules are required to be included in the Registration Statement.

(u)           The information supplied by the Company to Cawley, Gillespie & Associates, Inc. (“Cawley Gillespie”), independent petroleum engineers, for purposes of preparing the reserve reports and estimates of Cawley Gillespie included in the Registration Statement, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the date supplied and was prepared in accordance with customary industry practices; Cawley Gillespie, whose report on reserves is attached as Appendix A to the Prospectus were, as of the date of such report, and are, as of the date hereof, independent petroleum engineers with respect to the Company.

(v)           Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Company is not in default under the terms of any class of membership interest of the Company or any outstanding debt obligations, (iv) there has not been any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth or result of operations of the Company.

(w)          Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), the Trust has not sustained since the date of its formation any material loss or interference with respect to the Subject Interests from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there has not been (i) any change in the number of outstanding Trust Units or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, or results of operations of the Trust, or management of the Subject Interests, otherwise than as set forth or contemplated in the Prospectus.

(x)            The Units have been approved for listing on the NYSE under the symbol “MVO,” subject to official notice of issuance of the Units being sold by the Company and the Selling Unitholders, and upon consummation of the offering contemplated hereby the Trust will be in compliance with the designation and maintenance criteria applicable to NYSE issuers.

(y)           The Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Exchange Act, the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units or for any other purpose in violation of the Exchange Act, the Act or other applicable law.

(z)            The Company has filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and the Company is not in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto other than taxes being challenged in good faith by the Company.  Except as disclosed in the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited, in each case other than deficiencies as would not have a Material Adverse Effect.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.  On the Closing Date, all stock transfer and other taxes that are required to be paid in connection with the sale of the Firm Units to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(aa)         Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement.  Additionally, no relationship, direct or indirect, exists between the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(bb)         The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(cc)         The Company has and, as of Closing Date and the Additional Closing Date, as the case may be, will have good and defensible title to the Subject Interests, free and clear of all liens, encumbrances and defects except (i) those described in the Prospectus or the Time of Sale Information; (ii) royalties and other burdens and obligations, expressed and implied, under oil and gas leases; (iii) overriding royalties, production payments and similar interests and other burdens created by the Company or its predecessors in title; (iv) contractual obligations arising under operating agreements, farm-out agreements and other agreements that may affect the properties or their titles of a type and nature customary in the oil and gas industry; (v) liens that arise in the normal course of operations, such as those for unpaid taxes, statutory liens securing unpaid suppliers and contractors and contractual liens under operating agreements to secure payments of all amounts that are not yet delinquent or, if delinquent are being contested in good faith by appropriate proceedings; (vi) pooling, unitization and communalization agreements, declarations and orders; (vii) easements, restrictions, rights-of-way and other matters that commonly affect property; (viii) conventional rights of reassignment that obligate the Company to reassign all or part of any Subject Interest to a third party if the Company intends to release or abandon each interest before the termination of such interest; and (ix) rights reserved to or vested in appropriate governmental agencies or authorities to control or regulate the Subject Interests and the Net Profits Interest therein; none of which in the aggregate materially adversely affect the value of the Subject Interests and do not materially interfere with the Net Profits Interest or the use made and proposed to be made of such property by the Company.  All contracts, agreements or underlying leases, which comprise a portion of the Subject Interests and which individually or in the aggregate are material to the Subject Interests taken as a whole, are in full force and effect, the Company has paid all rents and other charges to the extent due and payable thereunder, is not in default under any of such underlying contracts, agreements or leases, has received no notice of default from any other party thereto and knows of no material default by any other party thereto.  The working interests in oil, gas and mineral leases or mineral interests that constitute a portion of the Subject Interests held by the Company reflect in all material respects the right of the Company to explore or receive production from such Subject Interests and the care taken by the Company with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore such for hydrocarbons.  Upon recordation and filing of the Conveyance, the Trust will have good and defensible title to the Net Profits Interest, free and clear of all liens, encumbrances and defects, except Permitted Encumbrances (as defined in the Conveyance).

(dd)         As of the Closing Date and the Additional Closing Date, as the case may be, except for liens and encumbrances described in the first sentence of paragraph (cc) above, any and all liens or encumbrances on the Subject Interests will be subordinated to the Net Profits Interest and all future liens or encumbrances on the Subject Interests shall be subordinate and inferior to the Net Profits Interest.

(ee)         Since the date the Trust was formed through the date hereof, and except as may otherwise be disclosed in the Prospectus or Time of Sale Information, the Trust has not (i) issued or granted any Trust Units, (ii) incurred any liability or obligation, direct or contingent, (iii) entered into any transaction not in the ordinary course of business or (iv) made any distribution.

(ff)           The Company has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter, “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; the Company has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company.

(gg)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)         Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, acting in such capacity, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of applicable law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(ii)           The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the Subject Interests.  The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  The Company does not own, lease or occupy any property that appears on any publicly available list of hazardous sites compiled by any state or local governmental agency.

(jj)           The Company owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company conducts all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company with respect to any Intellectual Property and the Company has not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.  The Company has not become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(kk)         No officer or member of the Company has a direct or indirect affiliation or association with any member of the NASD.

(ll)           The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(mm)       In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the

Company, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect or a material adverse effect on the Subject Interests.

(nn)         The statements (including the assumptions described therein) included in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Projected Cash Distributions” and “The Underlying Properties” (i) are within the coverage of Rule 175(b) under the Act to the extent such data constitutes forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(oo)         The statements set forth in the Prospectus under the caption “Description of the Trust Units,” insofar as they purport to constitute a summary of the terms of the Trust Units, and the statements under the captions “The Trust,” “Computation of Net Proceeds,” “Description of the Trust Agreement,” “Description of the Trust Units,” “Federal Income Tax Consequences,” “State Tax Considerations,” “ERISA Considerations” and “Underwriting,” fairly and accurately describe the provisions of the laws and documents referred to therein in all material respects.

(pp)         The Trustee is a national banking association duly authorized and empowered to act as trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.

(qq)         The Delaware Trustee is a Delaware banking corporation duly authorized and empowered to act as Delaware trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.

(rr)           No consent, approval, authorization or filing is required under any law, rule or regulation of the States of Kansas or Colorado, or of the United States of America in order to permit the Trustee to act as Trustee of the Trust.

6.2           Of the Selling Unitholders. Each Selling Unitholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Additional Closing Date that:

(a)           On the Additional Closing Date, such Selling Unitholder will be the lawful owner of the Additional Units to be sold by such Selling Unitholder pursuant to this Agreement and will have good and valid title to such Additional Units, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, and such Selling Unitholder has full power and authority to sell, assign, transfer and deliver such Additional Units hereunder; and, upon the delivery of such Additional Units and payment therefor pursuant hereto, good and valid title to such Additional Units, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(b)           Such Selling Unitholder has, and on the Additional Closing Date, will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement.

(c)           This Agreement has been duly authorized, executed and delivered by such Selling Unitholder and is a valid and binding agreement of such Selling Unitholder, enforceable as to such Selling Unitholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(d)           None of the sale of the Additional Units by such Selling Unitholder, the execution, delivery or performance by such Selling Unitholder of this Agreement, the compliance by such Selling Unitholder with all the provisions hereof nor the consummation by such Selling Unitholder of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of such Selling Unitholder, or any agreement, indenture, lease or other instrument to which such Selling Unitholder is a party or by which such Selling Unitholder or any property of such Selling Unitholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Unitholder or any property of such Selling Unitholder, except where such failure to obtain consents, approvals, authorizations or orders, or to make such registrations or filings, or such conflicts, breaches, defaults or violations, individually or in the aggregate, would not have a material adverse effect on the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement or convey good title to the Additional Units to be sold by it.

(e)           The information in the Prospectus under the caption “Selling Trust Unitholders” that specifically relates to such Selling Unitholder does not, and will not on the Closing Date or the Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Such Selling Unitholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Trust Units to facilitate the sale or resale of the Additional Units in violation of the Exchange Act, the Act or other applicable law.

(g)           Upon delivery of and payment for the Additional Units to be sold by such Selling Unitholder pursuant to this Agreement, good and valid title to such Additional Units will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(h)           Except as described in the Time of Sale Information and the Prospectus, such Selling Unitholder does not have any registration or other similar rights to have any Trust Units registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(i)            Such Selling Unitholder is not prompted to sell any Additional Units by any information concerning the Company that is not set forth in the Registration Statement.

7.             Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5.2(a), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Units and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Units on the NYSE; (vi) the cost of preparing unit certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby; and (xi) a structuring fee equal to $750,000 to Raymond James & Associates, Inc. for advisory services in connection with the evaluation, analysis and structuring of the Trust (plus an additional .5% of the aggregate public offering price of any Additional Units).  Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(i).

8.             Indemnification and Contribution.  Subject to the limitations in this paragraph, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors,

officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, or by or on behalf of the Selling Unitholders, as the case may be, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under applicable law; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Units concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Units to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information.  This indemnification shall be in addition to any liability that the Company may otherwise have.

Subject to the limitations in this paragraph, each Selling Unitholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information not expressly relating to the Selling Unitholder or the offering by them of their Additional Units or furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of such Selling Stockholder contained herein or any failure of such Selling Stockholder to perform its obligations hereunder or under applicable law; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Additional Units concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Additional Units to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information.  This indemnification shall be in addition to any liability that any Selling Unitholder may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Selling Unitholders, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel.  Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Selling Unitholders, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Selling Unitholders, as applicable, shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)).  It is understood that the indemnifying party shall not, in respect of the legal expenses of the Underwriters and controlling persons in connection with any proceeding or related proceedings in the same jurisdiction, be liable for fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all controlling persons.  In the case of any such separate firm for the Underwriters and such controlling persons, such firm shall be designated in writing by the Representative.  The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Unitholders, their respective directors, officers, managers or members who sign the Registration Statement and any person who controls the Company or the Selling Unitholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Unitholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto.  If any action or claim shall be brought or asserted against the Company or the Selling Unitholders, any of their respective directors, officers, managers or members or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Unitholders by the immediately preceding paragraph (except that if the Company and the Selling Unitholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Selling Unitholders, their respective directors, officers, managers or members and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding and following paragraph.

In any event, the Company or the Selling Unitholders will not, without the prior written consent of the Representative, settle, compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Unitholders, respectively, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Unitholders, respectively, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations.  The relative and several benefits received by the Company and the Selling Unitholders, respectively, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Unitholders, as the case may be, bear to the total underwriting discounts and commissions received by the

Underwriters, in each case as set forth in the table on the cover page of the Prospectus (and the relative and several benefits received by the Selling Unitholders shall be deemed to be $0); provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Company and the Selling Unitholders or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Company and the Selling Unitholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the second table in the section of the Prospectus entitled “Underwriting.”  The relative fault of the Company and the Selling Unitholders, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Unitholders, on the one hand, or by the Underwriters, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 12 hereof) and not joint.

Notwithstanding the third paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor.  The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Unitholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Unitholders, their respective directors, officers, managers or members or any person controlling the Company or the Selling Unitholders, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement.  A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Unitholders, their respective directors, officers, managers or members or any person controlling the Company or the Selling Unitholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the third paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD.  Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal.  In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so.  Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the third and fifth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 8.

9.             Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

(a)           The Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Organizational Trust Agreement, the Trust Agreement, the Administrative Services Agreement, the Conveyance, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) except as set forth or contemplated by the Time of Sale Information and the Prospectus, there shall not have been any change in the Trust Units or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Time of Sale Information and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or the Trust that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Trust, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Subject Interests, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.

(d)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Dorsey & Whitney (Delaware) LLP, special Delaware counsel to the Trust, substantially to the effect that:

(i)            The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “DST Act”).  The Trust has the statutory trust power and authority under the DST Act and the Trust Agreement to own property and conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and to execute and deliver the Trust Units and perform its obligations thereunder.  The Trust Units have been duly authorized for issuance by the Trust Agreement and, upon (a) receipt of the consideration for the Trust Units by the Trust and (b) the entry of a notation in an ownership ledger maintained by the Trustee for the purpose of evidencing the ownership of the Trust Units pursuant to Section 4.01 of the Trust Agreement, all as described in the Registration Statement, the Trust Units issued to the Company will constitute valid, fully paid and non-assessable beneficial interests in the assets of the Trust, entitled to the benefits of the Trust Agreement.

(ii)           No consent, approval, authorization or other order of, or registration or filing with (each, a “Consent”), any Delaware court or Delaware governmental authority or agency is required on the part of the Trust under Delaware law for the valid issuance of the Units to the Company or the execution, delivery and performance of this Agreement.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon.  Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

(e)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Foulston Siefkin LLP, Kansas counsel to the Company, substantially to the effect that:

(i)            The Company has all requisite limited liability company power and authority to enter into this Agreement, the Organizational Trust Agreement, the Trust Agreement and the Administrative Services Agreement and to sell and deliver the Firm Units to be sold by it to the Underwriters as provided herein.  Each of this Agreement, the Organizational Trust Agreement, the Trust Agreement and the Administrative Services Agreement has been duly authorized, executed and delivered by the Company.  Each of the Organizational Trust Agreement, the Trust Agreement and the Administrative Services Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (A) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(ii)           The Selling Unitholders have all requisite limited liability company power and authority to enter into this Agreement and to sell and deliver the Additional Units to be sold by them to the Underwriters as provided herein.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Selling Unitholders enforceable against the Selling Unitholders in accordance with its terms, except to the extent enforceability may be limited by (A) bankruptcy, reorganization, insolvency or other laws affecting enforcement of creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as to indemnity and contribution hereunder may be limited by federal or state securities laws.

(iii)          The Company is a limited liability company validly existing in good standing under the laws of the State of Kansas, with full limited liability company power and authority to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto).  The Trust is duly qualified to conduct its business as a foreign statutory trust and is in good standing in the State of Kansas.

(iv)          To the knowledge of such counsel after reasonable inquiry, the Company is not in violation of its certificate or articles of organization or other organizational documents or agreements, and is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company (as identified by the Company to such counsel and listed in an exhibit to such opinion) where the default would have, individually or in the aggregate, a Material Adverse Effect.

(v)           None of (i) the offer, sale or delivery of the Firm Units by the Company, (ii) the execution, delivery or performance by the Company of this Agreement, the Organizational Trust Agreement, the Trust Agreement or the Administrative Services Agreement or (iii) the consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with the articles of organization or operating agreement the Company, (B) constitutes or will constitute a breach of, or a default under, or any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound (as identified by the Company to such counsel and listed in an exhibit to such opinion) or (C) violates or will result in any violation of the laws of the State of Kansas, except in the case of clauses (B) and (C) for any breach, default or violation that would not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of this Section 9(e)(v), such counsel need not express any opinion with respect to federal or state securities laws or other antifraud laws.

(vi)          None of (i) the offer, sale or delivery of the Additional Units by the Selling Unitholders, (ii) the execution, delivery or performance by the Selling Unitholders of this Agreement or (iii) the consummation by the Selling Unitholders of the transactions contemplated hereby (A) conflicts or will conflict with the articles of organization or operating agreement of the Selling Unitholders, (B) constitutes or will constitute a breach of or a default under any material agreement, indenture, lease or other instrument to which such Selling Unitholders are parties or by which any of their properties is bound (as identified by the Selling Unitholders to such counsel and listed in an exhibit to such opinion) or (C) violates or will result in any violation of the laws of the State of Kansas, except in the case of clauses (B) and (C) for any breach, default or violation that would not reasonably be expected to have a material adverse effect on the Selling Unitholders; provided, however, that for purposes of this Section 9(e)(vi), such counsel need not express any opinion with respect to federal or state securities laws or other antifraud laws.

(vii)         The Conveyance has been duly authorized and when duly executed by the proper officers, managers or members of the Company and delivered by the Company to the Trust, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought; the form of the Conveyance to be filed is adequate and sufficient under the laws of the State of Kansas to transfer title to the Net Profits Interest to the Trust and complies with the laws of the State of Kansas relating to recording, filing and registration laws and regulations; the recording of the Conveyance in the appropriate real property records in each county in the State of Kansas where the Subject Interests are located is sufficient to provide the Trust the protections afforded under the recordation laws of the State of Kansas against purchasers or creditors of the Company subsequently acquiring interests in the Subject Interests, and such purchasers and creditors of the Company will be deemed to purchase with notice of, and subject to, such Net Profits Interest and the Conveyance and the related Net Profits Interest should not constitute executory contracts as such term is used in the federal bankruptcy code.

(viii)        The Trustee is not required to qualify to transact business or appoint an agent for service of process in the State of Kansas solely as a result of the activities of the Trustee with respect to the Trust, and the activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the State of Kansas.

(ix)           A beneficial owner of a Trust Unit will not be subject to personal liability under state and local laws in the State of Kansas by virtue of said ownership, including liability regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.

(x)            The execution, delivery and performance by the Trustee of the Trust Agreement will not violate or conflict with any law, administrative ruling or regulation of the State of Kansas.

(xi)           No consent, approval, authorization or filing is required under any law, rule or regulation of the State of Kansas (A) to permit the Trustee to act as trustee with respect to the Net Profits Interest or (B) in connection with the execution and delivery of the Conveyance, or is necessary to ensure the validity, legality or enforceability of the Conveyance.

(xii)          The statements (A) in the Time of Sale Information and the Prospectus under the subcaptions “Net Profits Interest” and “Additional Provisions,” each of which are located under the caption “Computation of Net Proceeds” and (B) in Item 14 of the Registration Statement, in each case insofar as such statements constitute a description of Company contracts, the Company’s articles of organization and operating agreement or legal proceedings or refer to statements of Kansas law or legal conclusions, have been reviewed by such counsel and are accurate descriptions in all material respects of the legal matters described therein.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon.  Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

(f)            You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Davis, Graham & Stubbs LLP, Colorado counsel to the Company, substantially to the effect that:

(i)            The form of the Conveyance to be filed is adequate and sufficient under the laws of the State of Colorado to transfer title to the Net Profits Interest to the Trust and complies with the laws of the State of Colorado relating to recording, filing and registration laws and regulations; if the Net Profits Interest is treated as a real property interest under the laws of the State of Colorado, then the recording of the Conveyance in the appropriate real property records in each county in the State of Colorado where the Subject Interests are located is sufficient to provide the Trust the protections afforded under the recordation laws of the State of Colorado against purchasers or creditors of the Company subsequently acquiring interests in the Subject Interests, and such purchasers and creditors of the Company will be deemed to purchase with notice of, and subject to, such Net Profits Interest and the Conveyance and the related Net Profits Interest should not constitute executory contracts as such term is used in the federal bankruptcy code; the Company is not required to make any recordings or filings of the Conveyance under the laws of the State of Colorado other than those recordings or filings described in the immediately preceding clause.

(ii)           Neither the Trust nor the Trustee is required to qualify to transact business or appoint an agent for service of process in the State of Colorado as a result of the ownership, operation or activities of the Trust or the Trustee with respect to the Trust, and the activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the State of Colorado.

(iii)          A beneficial owner of a Trust Unit will not be subject to personal liability under state and local laws in the State of Colorado by virtue of said ownership, including liability regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.

(iv)          The execution, delivery and performance by the Trustee of the Trust Agreement will not violate or conflict with any law, administrative ruling or regulation of the State of Colorado.

(v)           No consent, approval, authorization or filing is required under any law, rule or regulation of the State of Colorado (A) to permit the Trustee to act as trustee with respect to the Net Profits Interest or (B) in connection with the execution and delivery of the Conveyance, or is necessary to ensure the validity, legality or enforceability of the Conveyance.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon.  Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

(g)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Vinson & Elkins L.L.P., counsel to the Company, substantially to the effect that:

(i)            No Consent of any Texas or federal court, regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Company or any of its properties is required on the part of the Company for the valid sale of the Firm Units to the Underwriters under this Agreement, the execution, delivery and performance of this Agreement, the Organizational Trust Agreement, the Trust Agreement or the Administrative Services Agreement or the consummation of the transactions contemplated hereby and thereby, except for such Consents (i) as required under the Act or the Exchange Act and the rules and regulations thereunder and state securities or “Blue Sky” laws or under the rules and regulations of the NASD, as to which such counsel need not express an opinion, (ii) which have been, or prior to the Closing Date will be, obtained, and (iii) which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)           No Consent of any Texas or federal court, regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Selling Unitholders or any of their respective properties is required on the part of the Selling Unitholders for the valid sale of the Additional Units to the Underwriters under this Agreement, the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, except for such Consents (i) as required under the Act or the Exchange Act and the rules and regulations thereunder and state securities or “Blue Sky” laws or under the rules and regulations of the NASD, as to which such counsel need not express an opinion, (ii) which have been, or prior to the Closing Date will be, obtained, and (iii) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Selling Unitholders.

(iii)          None of (i) the offer, sale or delivery of the Firm Units by the Company, (ii) the execution, delivery or performance by the Company of this Agreement, the Organizational Trust Agreement, the Trust Agreement or the Administrative Services Agreement, or (iii) the consummation by the Company of the transactions contemplated hereby, (A) constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound (as identified by the Company to such counsel and listed in an exhibit to such opinion), or (B) violates or will result in any violation of the laws of the State of Texas or federal law, except in all cases for any breach, default or violation that would not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of this Section 9(g)(iii), such counsel need not express any opinion with respect to federal or state securities laws or other antifraud laws.

(iv)          None of (i) the offer, sale or delivery of the Additional Units by the Selling Unitholders, (ii) the execution, delivery or performance by the Selling Unitholders of this Agreement, or (iii) the consummation by the Selling Unitholders of the transactions contemplated hereby, (A) constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Selling Unitholders are a party or by which any of their respective properties is bound (as identified by the Selling Unitholders to such counsel and listed in an exhibit to such opinion), or (B) violates or will result in any violation of the laws of the State of Texas or federal law, except in all cases for any breach, default or violation that would not reasonably be expected to have a material adverse effect on the Selling Unitholders; provided, however, that for purposes of this Section 9(g)(iv), such counsel need not express any opinion with respect to federal or state securities laws or other antifraud laws.

(v)           To such counsel’s knowledge, there is no agreement, contract, indenture, lease or other instrument to which the Company or the Trust is a party that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required by the Securities Act.

(vi)          The Registration Statement has been declared effective by the Commission under the Act.  To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or threatened by the Commission.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(vii)         The Registration Statement, including any Rule 462 Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (except for the financial statements and notes and the schedules thereto and the auditor’s report thereon, the oil and gas reserve data and the other financial, statistical and accounting data included therein or in exhibits to or excluded from the Registration Statement, as to which such counsel need not express any opinion) each appear on its face to comply as to form in all material respects with the requirements of the Act.

(viii)        The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ix)           The Units have been approved for listing on the New York Stock Exchange.

(x)            The statements (A) in the Time of Sale Information and the Prospectus under the captions “The Trust,” “Computation of Net Proceeds,” “Description of the Trust Agreement,” “Description of the Trust Units,” “Federal Income Tax Considerations,” “State Tax Considerations” and “ERISA Considerations” and (B) in Item 15 of the Registration Statement, insofar as such statements constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, have been reviewed by such counsel and are accurate descriptions in all material respects of the legal matters described therein.

(xi)           Assuming the purchase of the Additional Units by the Selling Unitholders as described in the Prospectus, the Additional Units are fungible, for federal income tax purposes, with the Firm Units.

(xii)          Upon the registration by American Stock Transfer & Trust Company (acting as transfer agent for the Trust) (the “Transfer Agent”) of the Firm Units in the name of Cede & Co. (as nominee for DTC) as the owner of such Firm Units, the crediting by DTC (acting in its capacity as a “securities intermediary” within the meaning of Section 8-102(a)(14) of the Uniform Commercial Code of the State of New York (the “NYUCC”)) by means of book entry of the Firm Units to the securities accounts (within the meaning of Section 8-501(a) of the NYUCC) of the Underwriters maintained with DTC (the “Securities Accounts”), and the payment of the purchase price for the Firm Units pursuant to this Agreement, and assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the NYUCC), each of the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the NYUCC) to the Firm Units so credited to such Underwriter’s Securities Account, free of any “adverse claim” (within the meaning of Section 8-105 of the NYUCC) to the securities underlying such security entitlement, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory.

(xiii)         Upon the registration by the Transfer Agent of the Additional Units in the name of Cede & Co. (as nominee for DTC) as the owner of such Additional Units, the crediting by DTC (acting in its capacity as a “securities intermediary” within the meaning of Section 8-102(a)(14) of the NYUCC) by means of book entry of the Additional Units to the Securities Accounts, and the payment of the purchase price for the Additional Units pursuant to this Agreement, and assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the NYUCC), each of the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the NYUCC) to the Additional Units so credited to such Underwriter’s Securities Account, free of any “adverse claim” (within the meaning of Section 8-105 of the NYUCC) to the securities underlying such security entitlement, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon.  Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

In addition to the opinion set forth above, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Selling Unitholders, with representatives of the independent accountants of the Company, and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except to the extent set forth in paragraph (x) above), on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (except for the financial statements and schedules, the notes thereto and the auditors’ reports thereon, the oil and gas reserve data, the other financial, statistical and accounting data included therein or omitted therefrom and the exhibits thereto, as to which such counsel has not been asked to comment), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (except for the financial statements and schedules, the notes thereto and the auditors’ reports thereon, the oil and gas reserve data, the other financial, statistical and accounting data included therein or omitted therefrom and the exhibits thereto, as to which such counsel has not been asked to comment), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus (except for the financial statements and schedules, the notes thereto and the auditors’ reports thereon, the oil and gas reserve data, the other financial, statistical and accounting data included therein or omitted therefrom and the exhibits thereto, as to which such counsel has not been asked to comment), as of its issue date and as of the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Baker Botts L.L.P., as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(i)            You shall have received on the Closing Date or Additional Closing Date, as the case may be, a certificate of the Trustee, dated the Closing Date or Additional Closing Date, as the case may be, executed by a duly authorized officer of the Trustee, representing and warranting to each of the Underwriters that:

(i)            The Trustee is a national banking association authorized and empowered to act as trustee of the Trust pursuant to the Trust Agreement, and no consent, approval, authorization or filing is required under any law, rule or regulation of the State of Delaware or of the United States of America in order to permit the Trustee to act as trustee of the Trust;

(ii)           The Trust Agreement has been executed and delivered by the Trustee and, assuming the due authorization, execution and delivery thereof by the Company and the Delaware Trustee, is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought; and the Conveyance has been duly and validly executed by the Trustee; and

(iii)          There are 11,500,000 Trust Units authorized and outstanding under the Trust Agreement, all of which have been duly and validly issued in accordance with the Trust Agreement; and holders of the Trust Units are entitled to the benefits of the Trust Agreement.

(j)            You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Grant Thornton LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

(k)           No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by the managing member of the Company to the effect set forth in this Section 9(k) and in Sections 9(c) and 9(l) hereof (to the extent that Section 9(l) relates to the Company).

(l)            Neither the Company nor the Trust shall have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(m)          The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(n)           At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(o)           You shall have received letters addressed to you and dated the Closing Date or the Additional Closing Date, as the case may be, from Cawley Gillespie stating the conclusions and findings of such firm with respect to oil and gas reserves of the Company, substantially in the form approved by you.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Units.  The Underwriters acknowledge and agree that the opinions set forth in Sections 9(d)(i), 9(d)(v), 9(e)(i) and 9(e)(iii) shall be required to be delivered only on the Closing Date and, unless the Additional Closing Date is the same as the Closing Date, not on the Additional Closing Date and that the opinions set forth in Sections 9(d)(ii), 9(d)(vi), 9(e)(ii)

and 9(e)(iv) shall be required to be delivered only on the Additional Closing Date and, unless the Closing Date is the same as the Additional Closing Date, not on the Closing Date.  In addition, the several obligations of the Underwriters to purchase Additional Units hereunder are subject to the receipt of a certificate dated the Additional Closing Date from each Selling Unitholder to the effect that, as of the Additional Closing Date: (i) the representations and warranties made by such Selling Unitholders herein are true and correct in all material respect and (ii) such Selling Unitholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on its part at or prior to the Additional Closing Date.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.           Effective Date of Agreement.  This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11.           Use of Free Writing Prospectus.  Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus.  The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission without the consent of the Representative, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus included in the Time of Sale Information.

12.           Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.  If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Company for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Unitholder.  In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the

Registration Statement and the Prospectus or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

13.           Termination of Agreement.  This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (i) trading in the Trust Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units.  Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

14.           Information Furnished by the Underwriters.  The Company acknowledges that (i) the list of Underwriters and their respective participation in the sale of Units, (ii) the first and second sentences of the third paragraph (iii) the eleventh through sixteenth paragraphs, the eighteenth paragraph and the twenty-first paragraph, each under the caption “Underwriting” in any Preliminary Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(c), 6.1(d), 6.1(e) and 6.1(f) and 8 hereof.

15.           Miscellaneous.  Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)            to the Company

MV Partners, LLC
250 N. Water, Suite 300
Wichita, Kansas 67202
Attention:  David L. Murfin

with a copy to

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300

Houston, Texas 77002
Attention:  Thomas P. Mason

(ii)           to the Trust

The Bank of New York Trust Company, N.A.
Global Corporate Trust
221 West Sixth Street, 1st Floor
Austin, Texas 78701
Attention:  Mike J. Ulrich

with a copy to

Andrews Kurth LLP
600 Travis
Suite 4200
Houston, Texas 77002
Attention:  David C. Buck

(iii)          to the Selling Unitholders

MV Energy, LLC
250 N. Water, Suite 300
Wichita, Kansas 67202
Attention:  David L. Murfin

with a copy to

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300
Houston, Texas 77002
Attention:  Thomas P. Mason

(iv)          to the Underwriters

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention:  John Critchlow

with a copy to

Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street, Suite 3200
Houston, Texas 77002
Attention:  R. Joel Swanson, Jr.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors, officers, managers and members, the Trust and the Selling Unitholders.

16.           No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, each of the Company and the Selling Unitholders acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Selling Unitholders, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and, except to the extent set out in clause (xi) of Section 7 hereof, are not acting as advisors, expert or otherwise, to either the Company or the Selling Unitholders in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Company and the Selling Unitholders, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Company, the Selling Unitholders and the Underwriters based on discussions and arms’ length negotiations and each of the Company and the Selling Unitholders understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company or the Selling Unitholders shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, each of the Company and the Selling Unitholders acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company and the Selling Unitholders by the Underwriters for the Units and that such interests may differ from the interests of the Company and the Selling Unitholders, and the Underwriters have no obligation to disclose, or account to the Company or the Selling Unitholders for any benefit that they may derive from, such additional financial interests.  Each of the Company and the Selling Unitholders hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company or the Selling Unitholders may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of their respective members, managers, employees or creditors.

17.           Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Unitholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust, the Selling Unitholders and the several Underwriters.

Very truly yours,

MV PARTNERS, LLC

By:	MV Energy, LLC,
its Manager

By:	Murfin, Inc.,
Member

By:	/s/ David L. Murfin
	Name:	David L. Murfin
	Title:	Chairman and Chief Executive
Officer

MV OIL TRUST

By:	The Bank of New York Trust Company, N.A.,
Trustee

By:	/s/ Mike J. Ulrich
	Name:	Mike J. Ulrich
	Title:	Vice President

MV ENERGY, LLC

By:	Murfin, Inc.,
Member

By:	/s/ David L. Murfin
	Name:	David L. Murfin
	Title:	Chairman and Chief Executive
Officer

VAP-I, LLC

By:	MV Energy, LLC,
its Manager

By:	Murfin, Inc.,
Member

By:	/s/ David L. Murfin
	Name:	David L. Murfin
	Title:	Chairman and Chief Executive
Officer

CONFIRMED as of the date first above
mentioned, on behalf of the Representative
and the other several Underwriters named in
Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jarod W. Jones
Authorized Representative

SCHEDULE I

Name	Number Firm Units

Raymond James & Associates, Inc.	4,125,000
A.G. Edwards & Sons, Inc.	1,500,000
RBC Capital Markets Corporation	1,125,000
Oppenheimer & Co. Inc.	750,000
Total:	7,500,000

I-1

SCHEDULE II

Schedule of Selling Unitholders

Unitholder	Number of Additional Units to be Sold

MV Energy, LLC	562,500
VAP-I, LLC	562,500

II-1

SCHEDULE III

Free Writing Prospectuses

None.

III-1

SCHEDULE IV

Information Included in “Time of Sale Information”

Title of securities:	Trust Units

Symbol:	MVO

Total number of units offered:	7,500,000 Trust Units (excluding option to purchase an additional 1,125,000 Trust Units)

Public offering price:	$20.00 per Trust Unit

Underwriting discounts and commissions (excluding a structuring fee of $750,000 payable to Raymond James & Associates, Inc.):	$1.30 per Trust Unit

Total proceeds to MV Partners, LLC, after discounts but before expenses (excluding a structuring fee of $750,000 payable to Raymond James & Associates, Inc.):	$140,250,000

Settlement and delivery date:	January 24, 2007

Annual rate of the comparable yield of a debt instrument held by the Trust, compounded semi-annually:	9%

IV-1